Exhibit (p)(1)

To: The Ethics Office, Mailzone N8A                          Exhibit A

ACKNOWLEDGMENT OF RECEIPT - 2000
______________________________ ________________________________
Date                           Signature
______________________________ ________________________________
Internal Phone                 Please Print Your Name Here
______________________________ ________________________________
Social Security Number         Badge Number

Regular Employee               Temporary Employee

I acknowledge receipt of the Policy Package dated January 1, 2000, containing:

POLICY NAME                 APPLICABILITY

The Code of Ethics and the  All employees
Insider Trading Policy
Statement

Personal Conduct Rules      Registered employees (e.g.,
                            series 6, 7, 63, etc.) and
                            employees of Fidelity
                            Brokerage Services, Inc.,
                            National Financial Services
                            Corporation, Fidelity
                            Investments Institutional
                            Services Company, Inc., and
                            Fidelity Distributors
                            Corporation.

I represent that I have read and understand the policies that apply to me, and acknowledge that my personal and beneficially owned securities transactions are subject to the terms of the Fidelity Code of Ethics and the Insider Trading Policy Statement and, if applicable, the Personal Conduct Rules. I certify to the best of my knowledge that all my personal and beneficially owned securities transactions, for the current calendar year or since my date of employment, have been reported as required and are consistent with the terms of the Fidelity Code of Ethics and the Insider Trading Policy Statement and that I have conducted myself in accordance with the Insider Trading Policy Statement and, if applicable, the Personal Conduct Rules. I certify that I have shared the provisions of the Code of Ethics and the Insider Trading Policy Statement with family members sharing my household. In addition, I certify my understanding that Fidelity's Professional Conduct Policies apply to me. (HR Web at http://mgs.fmr.com/hr/polproc)

I authorize access to my Fidelity mutual fund and/or brokerage accounts by Fidelity as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisers Act of 1940, and I further authorize Fidelity to receive duplicate confirmations and statements for any personal or beneficially owned brokerage account I maintain outside Fidelity. I acknowledge that any communications with the Ethics Office including pre-clearances of reportable securities transactions required pursuant to this Code may be recorded.

I understand that Fidelity may amend any of the attached policies at any time, and that it is my responsibility to be aware of and adhere to the most current version of the policies.


 TO:      ALL FIDELITY EMPLOYEES

 FROM:    THE ETHICS OFFICE
          CORPORATE COMPLIANCE

 DATE:    December 10, 1999

 SUBJECT: The Code of Ethics for Personal Investing and the Personal
          Conduct Rules

The attached policy package contains policies and procedures which you are expected to comply with as a condition of your employment. They are:

POLICY NAME                 APPLICABILITY

The Code of Ethics for      All employees
Personal Investing and The
Insider Trading Policy
Statement

Personal Conduct Rules      Registered employees (e.g.,
                            series 6, 7, 63, etc.) and
                            employees of Fidelity
                            Brokerage Services, Inc.,
                            National Financial Services
                            Corporation, Fidelity
                            Investments Institutional
                            Services Company, Inc., and
                            Fidelity Distributors
                            Corporation.

Please read the policies that apply to you and immediately sign the Acknowledgment of Receipt. THE ACKNOWLEDGMENT MUST BE RETURNED TO THE ETHICS OFFICE, MAILZONE N8A, NO LATER THAN JANUARY 31, 2000 (OR WITHIN SEVEN DAYS OF YOUR DATE OF HIRE).

This year, we would like to report a 100% return of Acknowledgments to senior management by January 31. Please help us reach this goal by immediately taking the time to read the policies and to return your signed Acknowledgment. In addition to improving the timeliness of returns, you will directly assist in our ongoing effort to decrease Fidelity's distribution and collection costs.

In addition, there are Professional Conduct Policies that are separate from this package that also apply to you. These policies include, but are not limited to:

(solid bullet) Outside Activities and Affiliations

(solid bullet) Gifts and Gratuities

(solid bullet) Electronic Communications.

You may view these policies and others that will apply to you on HR Web on the Intranet at HTTP://MGS.FMR.COM/HR/POLPROC.

Please use the following contacts to direct your questions to the appropriate party:

(solid bullet) For questions about the Personal Conduct Rules, contact your local compliance advisor or Corporate Compliance at
(617)563-3149.

(solid bullet) For questions about the Code of Ethics and the Insider Trading Policy Statements, you may contact the Ethics Office by calling (617)563-5566, or emailing "Code of Ethics."

SUMMARY OF CHANGES, EFFECTIVE JANUARY 1, 2000

The Code of Ethics has recently been amended to clarify existing policy. The substantive changes are as follows:

APPLICABLE TO ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR
EXECUTIVES.

(solid bullet) HOLDINGS DISCLOSURE (SECTION IV. A.): Access Persons must provide a list of personal and beneficially owned holdings within 7 days of commencement of employment or designation as an Access Person. In addition, Access Persons must file an annual holdings
update.   This is a new requirement under amended Rule 17j-1 of the
Investment Company Act of 1940.

STEPS TO HELP YOU COMPLY

1. Determine if you are a Non-Access Person, Access Person, Investment Professional or Senior Executive as defined in the Code of Ethics
(Section III). If you have any questions regarding your access designation, please contact us by calling (617)563-5566 or by emailing us at "Code of Ethics."

2. Read the Code of Ethics and, if applicable, the Personal Conduct Rules and return your signed Acknowledgment (Exhibit A) to the Ethics Office, mailzone N8A, by January 31. If you were hired after January 1, the signed Acknowledgment, your Personal Brokerage Account Disclosure Form (Exhibit E), and, if applicable, your Personal Holdings Disclosure Form (Exhibit F) must be returned within 7 days of your hire date.

3. Familiarize yourself with the general provisions of the Code of Ethics that apply to all employees as well as the specific provisions that will apply to you based upon your access designation.

4. If you have executed transactions in an approved external brokerage account and find that they have not been reported to the Ethics Office as required, immediately forward copies of account statements with the transaction information to us. If an account statement is not available, complete the Report of Securities Transactions (Exhibit B) with the requested information, and send it to us at N8A. Once again, it is your responsibility to ensure that duplicate confirmations and statements for approved external accounts are forwarded to the Ethics Office.

5. If you are a new employee:

a) Disclose to the Ethics Office all personal and beneficially owned brokerage accounts you currently maintain, whether with Fidelity Brokerage Services, Inc. (FBSI) or another broker-dealer. (Exhibit
E).
b) Immediately initiate a transfer, or close, all personal and beneficially owned brokerage accounts at brokers other than those approved for the region unless you receive written permission from the Ethics Officer, or his designee, to maintain an external account (see Exhibit G). If you receive written permission from the Ethics Officer, or his designee, to maintain an account outside of the approved broker for the region, it is your responsibility to ensure that duplicate confirmations and statements are being sent to the Ethics Office.

c) If you are an Access Person, Investment Professional or Senior
Executive, disclose to the Ethics Office all personal and beneficially owned holdings using Exhibit F. Your disclosure should include private placements and certificated shares.

6. Notify the Ethics Office if you are a beneficial owner of a Fidelity Brokerage Services, Inc. (FBSI) account that is not under your name (Exhibit E).


FIDELITY INVESTMENTS'

CODE OF ETHICS FOR PERSONAL INVESTING

AND

THE STATEMENT OF POLICIES AND

PROCEDURES ON INSIDER TRADING

JANUARY 1, 2000

TABLE OF CONTENTS

CODE OF ETHICS

I.    PURPOSE AND SCOPE OF THIS CODE                                6
      A. Personal Securities Transactions                           6
      B. Guiding Principles                                         6
II.   PERSONS (AND ACCOUNTS) TO WHOM THIS CODE APPLIES              7
      A. Access Persons                                             7
      B. Non-Access Trustees                                        8
      C. Portfolio Managers.                                        8
      D. Fidelity Employees.                                        8
      E. Other Persons.                                             8
      F. Covered Accounts (Beneficial Ownership).                   8
III.  PROVISIONS APPLICABLE TO FIDELITY EMPLOYEES AND THEIR
      ACCOUNTS                                                    138
      A. Procedural Requirements                                  138
      B. Prohibited Activities                                    140
      C. Restricted Activities                                     12
IV.   ADDITIONAL REQUIREMENTS APPLICABLE TO ACCESS PERSONS         13
      A. Disclosure of Personal Securities Holdings.               13
      B. Pre-Clearance.                                           194
      C. Good-Till-Canceled Orders.                               195
      D. Purchase of Closed-End Funds.                            195
V.    ADDITIONAL REQUIREMENTS APPLICABLE TO INVESTMENT
      PROFESSIONALS AND SENIOR EXECUTIVES                         195
      A. Private Placements.                                      195
      B. Surrender of Short-Term Trading Profits.                 195
      C. Purchase of Securities of Certain Broker-Dealers.        195
      D. Research Notes.                                          195
      E. Affirmative Duty to Recommend Suitable Securities.       195
      F. Affirmative Duty to Disclose.                            195
      G. Service as a Director or Trustee.                        195
VI.   PROHIBITION ON CERTAIN TRADES BY PORTFOLIO MANAGERS         196
VII.  NON-ACCESS TRUSTEES                                         196
VIII. WAIVERS AND EXCEPTIONS                                      196
      A. Requests to Waiver a Provision of the Code of Ethics.    196
      B. Exceptions.                                              196
IX.   ENFORCEMENT                                                 196
      A. Review.                                                  196
      B. Board Reporting.                                         196
      C. Violations.                                              196
      D. Sanctions.                                               197
      E. Appeals Procedures.                                      197
INSIDER TRADING POLICY STATEMENT                                  200
PERSONAL CONDUCT RULES (only applicable to employees
affiliated with a broker-dealer).                                  30
EXHIBITS                                                           37

CODE OF ETHICS FOR PERSONAL INVESTING

This document constitutes the Code of Ethics adopted by the Fidelity Funds (the "Funds"), the subsidiaries of FMR Corp. that serve as investment advisors or principal underwriters and their affiliated companies (collectively, the "Fidelity Companies") pursuant to the provisions of Rule 17j-1 under the Investment Company Act of 1940 and of Rules 204-2(a)(12) and 204-2(a)(13) under the Investment Advisers Act of 1940 (collectively, the "Rules").

I.PURPOSE AND SCOPE OF THIS CODE

A. PERSONAL SECURITIES TRANSACTIONS

This Code focuses on personal transactions in securities by persons associated with the various Fidelity Companies. Accordingly, the Code does not attempt to address all areas of potential liability under applicable laws. For example, provisions of the Investment Company Act of 1940 prohibit various transactions between a fund and affiliated persons, including the knowing sale or purchase of property to or from a fund on a principal basis and joint transactions between a fund and an affiliated person. This Code does not address these other areas of potential violation. Accordingly, persons covered by this Code are advised to seek advice from the Ethics Officer, or his or her designee (collectively, the "Ethics Office"), before engaging in any transaction other than the normal purchase or sale of fund shares or the regular performance of their business duties if the transaction directly or indirectly involves themselves and one or more of the Funds.

  B.  GUIDING PRINCIPLES

The Code is based on the principle that the officers, directors, partners and employees of the Fidelity Companies owe a fiduciary duty to, among others, the shareholders of the Funds to place the interests of the Fund shareholders above their own and to conduct their personal securities transactions in a manner which does not interfere with Fund transactions, create an actual or potential conflict of interest with a Fund or otherwise take unfair advantage of their relationship to the Funds. Persons covered by this Code must adhere to this general principle as well as comply with the Code's specific provisions. It bears emphasis that technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual's fiduciary duties to the Fidelity Funds in general or a specific Fund in particular. For officers and employees of Fidelity Management & Research Company ("FMR") and its affiliates, the fiduciary responsibility applies to all of the investment companies advised by FMR or any of its affiliates as well as any account holding the assets of third parties for which FMR or any of its affiliates acts in an investment advisory capacity (both types of portfolios hereinafter referred to as the "Fidelity Funds" or "Funds").

Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the Investment Company Act of 1940 and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of the Fidelity Companies and the Boards of the Funds that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to insure that appropriate safeguards exist to protect the Funds. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities which are suitable for the Funds in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of this Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

II. PERSONS (AND ACCOUNTS) TO WHOM THIS CODE APPLIES

Unless otherwise specified, each provision of this Code applies to all members of the Board of the Funds, and all officers, directors, partners and employees of every Fidelity Company. In addition, the provisions apply to any individual designated and so notified in writing by the Ethics Office. Where the applicability of a particular provision is more limited, the provision will so state. For example, particular provisions may state they are limited to:

A. ACCESS PERSONS

This category includes Investment Professionals, Senior Executives and certain other employees specified in paragraph II. A. 2. below.

1. INVESTMENT PROFESSIONALS are (i) portfolio managers, research analysts and traders employed by FMR; (ii) employees seconded to FMR from Fidelity International Limited ("FIL") performing similar functions; (iii) all employees of the Capital Markets Division of Fidelity Investment Institutional Brokerage Group ("FIIBG"); (iv) officers (vice-president and above) and members of the Boards of Directors of FMR; and (v) such other employees as the Ethics Office may designate and so notify in writing.

2. SENIOR EXECUTIVES are (i) officers (vice-president and above) and members of the Boards of Directors of FMR Corp.; (ii) attorneys within Administrative and Government Affairs' ("AGA") Legal Department; (iii) employees of the Fund Treasurer's Department, the FMR Investment & Advisor Compliance Department and the Compliance Systems Technology Group; and (iv) such other employees as the Ethics Office may designate and so notify in writing.

3. OTHER ACCESS PERSONS are all other employees who, in connection with their regular duties, make, participate in, or obtain timely information regarding the purchase or sale of a security by a Fund or of any investment recommendation to a Fund. This includes (i) employees of FMR, Fidelity Management Trust Company ("FMTC"), and Fidelity Pricing and Cash Management Services ("FPCMS"); (ii) other employees seconded from FIL to the foregoing companies; (iii) all employees with access to the BOS E (AS400 trading machine), BOS H (AS400 development machine), INVIEW, BONDVIEW or OVERVIEW systems or any other system containing timely information about the Funds' activities or investment recommendations made to the Funds; (iv) all employees within AGA's Operations Audit and Analysis Department, and
(v) such other employees as the Ethics Office may designate and so notify in writing.

Although the Ethics Office seeks to notify Access Persons of their status as such, you are required to comply with all provisions applicable to Access Persons if you are within the above definitions even if the Ethics Office does not notify you of your status. Please contact the Ethics Office if you believe you are an Access Person or if you are unsure of your status under the Code.

B. NON-ACCESS TRUSTEES

1. Trustees of the Fidelity Group of Funds will generally be deemed Access Persons; however, Trustees who fulfill both of the following conditions will be deemed "Non-Access Trustees" and treated as a separate category:

a) The Trustee is not an "interested person" (as defined in Section 2(a)(19) of the Investment Company Act of 1940) of any Fidelity Fund; and

b) The Trustee elects not to receive the Daily Directors' Report and further elects not to have access to the INVIEW, BONDVIEW, or OVERVIEW systems; PROVIDED that this condition shall only be considered fulfilled as of the fifteenth day after the Trustee has notified the Ethics Office of such election.

C.  PORTFOLIO MANAGERS.

This category includes employees whose assigned duties are to manage any Fund, or portion thereof, and who have the power and authority to make investment decisions on behalf of such Fund or portion thereof.

D. FIDELITY EMPLOYEES.

This category includes all employees of the Fidelity Companies, including employees seconded to any Fidelity Company by FIL.

E. OTHER PERSONS.

These are persons as specified in a particular provision of the Code or as designated by the Ethics Office.

F COVERED ACCOUNTS (BENEFICIAL OWNERSHIP).

It bears emphasis that the provisions of the Code apply to transactions in reportable securities for any account "beneficially owned" by any person covered by the Code. The term "beneficial ownership" is more encompassing than one might expect. For example, an individual may be deemed to have beneficial ownership of securities held in the name of a spouse, minor children, or relatives sharing his or her home, or under other circumstances indicating a sharing of financial interest. See the Appendix to this Code for a more comprehensive explanation of beneficial ownership. Please contact the Ethics Office if you are unsure as to whether you have beneficial ownership of particular securities or accounts.

  III. PROVISIONS APPLICABLE TO FIDELITY EMPLOYEES AND THEIR ACCOUNTS

 A. PROCEDURAL REQUIREMENTS

A. REPORTS ON REPORTABLE SECURITIES. Fidelity has established certain procedures to monitor individual transactions in reportable securities (as defined below) for compliance with this Code, and to avoid situations which have the potential for conflicts of interest with the Funds. You and all persons subject to this Code are required to comply with the procedures described below. Failure to follow these procedures or the filing of a false, misleading or materially incomplete report will itself constitute a violation of this Code.

Reports required under Section III.A.5. are necessary only for transactions in reportable securities. If an investment is made in an entity substantially all of whose assets are shares of another entity or entities, the security purchased should be reported and the underlying security or securities identified. Furthermore, if an investment is made in a private placement, this transaction must be reported. (See Exhibit B.)

"REPORTABLE SECURITIES" are ALL securities except:

a) U.S. Treasury Notes, Bills and Bonds;

b) money market instruments such as certificates of deposit, banker's acceptances and commercial paper;

c) shares of registered open-end investment companies;

d) securities issued by FMR Corp.;

e) any obligations of agencies and instrumentalities of the U.S.
government if the remaining maturity is one year or less; and

f) commodities and options and futures on commodities provided that the purchase of these instruments may not be utilized to indirectly acquire interests or securities which could not be acquired directly or which could not be acquired without reporting or pre-clearance. See Section III.B.4.

2. ACKNOWLEDGMENT. Each new Fidelity employee will be given a copy of this Code of Ethics upon commencement of employment. Within 7 days thereafter, you must file an acknowledgment (Exhibit A.) stating that you have read and understand the provisions of the Code of Ethics, and provide a written list to the Ethics Office of all brokerage accounts in which you are a beneficial owner of any securities in the account (Exhibit E.). Additionally, your acknowledgment accords Fidelity the authority to access at any time records for any beneficially owned brokerage account for the period of time you were employed by Fidelity.

3. ANNUAL UPDATE. Each year, on or before January 31, you must file an annual update stating that you have reviewed the provisions of the Code of Ethics, understand the provisions of the Code and that the Code applies to you, and believe that your personal transactions in reportable securities for the previous calendar year, and those of your family members which are deemed to be beneficially owned by you, have been reported as required under the Code and were consistent with its provisions (Exhibit A.).

4. USE OF BROKERS.

a) ALL FIDELITY EMPLOYEES must conduct all personal and beneficially owned transactions in reportable securities through a brokerage account at Fidelity Brokerage Services, Inc. (FBSI), or with an approved broker outside the U.S. (See Exhibit G.). By opening an account with FBSI you agree to allow FBSI to forward to the Ethics Office reports of your account transactions and to allow the Ethics Office access to all account information. Upon opening such an account you are required to notify FBSI of your status as an employee.

b) HARDSHIP EXCEPTION: Under circumstances evidencing special hardship and then only with the express written approval of the Ethics Office, you may be granted a waiver to establish accounts for trading reportable securities with brokers other than FBSI or those approved for the region. (See Section VIII.). If you maintain an account with an external broker pursuant to permission from the Ethics Office, you must ensure duplicate reporting as specified in "Transaction Reporting." (See Section III. A. 5.).

5. TRANSACTION REPORTING. Each employee must report personal transactions in reportable securities to the Ethics Office. Failure to file a report will be treated as the equivalent of a report indicating that there were no transactions in reportable securities. This reporting obligation may be met as follows:

a) FBSI Accounts: The Ethics Office will assume responsibility for obtaining trade information from FBSI for accounts in your name and all other related FBSI accounts that have been disclosed to the Ethics Office by you.

b) Non-FBSI (External) Accounts: If any transactions in reportable securities are not being conducted through a FBSI account (including those conducted through an approved broker outside the U.S. or another external broker pursuant to permission from the Ethics Office), you are responsible for ensuring that the institution where the account is maintained agrees to, and promptly provides, regular copies of confirmations and statements directly to the Ethics Office. These confirmations and statements must include the trade date, security description, number of shares or principal amount of each security, the nature of the transaction (e.g., purchase or sale), the total price and the name of the institution that effected the transactions. If transactions cannot or are not reported by the external institution in this fashion, permission to open the account will not be granted or will be revoked by the Ethics Office.

c) Failure to Report by External Brokers. As noted above, employees are responsible for ensuring their transactions in reportable securities not conducted through a FBSI account are reported to the Ethics Office. If you have executed transactions through an external broker and the broker does not report the transactions as specified in paragraph b) above, you must promptly forward the necessary information to the Ethics Office. If account statements with the necessary information are not available, you must complete the REPORT OF SECURITIES TRANSACTIONS (Exhibit B) with the information and forward it to the Ethics Office.

B.  PROHIBITED ACTIVITIES

1. ACTIVITIES FOR PERSONAL BENEFIT. Inducing or causing a Fund to take action, or to fail to take action, for personal benefit rather than for the benefit of the Fund is prohibited. For example, you would violate this Code by causing a Fund to purchase a security you owned for the purpose of supporting or increasing the price of that security. Causing a Fund to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security, also would violate this Code.

2. PROFITING FROM KNOWLEDGE OF FUND TRANSACTIONS. Using your knowledge of Fund transactions to profit by the market effect of such transactions is prohibited.

3. VIOLATIONS OF THE ANTIFRAUD LAWS AND REGULATIONS. Violations of the antifraud provisions of the federal securities laws and the rules and regulations promulgated thereunder, including the antifraud provision of Rule 17j-1 under the Investment Company Act of 1940, are prohibited. In that Rule, the Securities and Exchange Commission specifically makes it unlawful for any person affiliated with a Fund, investment adviser or principal underwriter of a Fund in connection with the purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by such Fund:

"(1) To employ any device, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Fund; or

(4) To engage in any manipulative practice with respect to the Fund."

Rule 17j-1 defines "security held or to be acquired" very broadly to include any security (other securities that are not reportable securities) that, "within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company, and
(iii) any option to purchase or sell, and any security convertible into or exchangeable for" a reportable security. Thus the antifraud provisions of Rule 17j-1 may apply to transactions in securities even if not recently traded by a Fund. Under Rule 17j-1, a sufficient nexus exists if a fraud is effected in connection with a security held for a long period in a portfolio or merely considered for inclusion in a portfolio. In addition, the receipt of compensation in the form of an opportunity to purchase a security that is intended to induce a Fund to purchase other securities must be reported under this Rule, whether or not the compensation is in the form of an opportunity to purchase a security "held or to be acquired" by a Fund. Moreover, the general antifraud provisions of the Securities Exchange Act of 1934 and other federal securities statutes make unlawful fraud in connection with the purchase or sale of securities, even if such securities do not fall within the scope of Rule 17j-1.

4. USE OF DERIVATIVES. Derivatives, including futures and options, and other arrangements may not be used to evade the restrictions of this Code. Accordingly, you may not use derivatives or other arrangements with similar effects to take positions in securities that the Code would prohibit if the positions were taken directly. For purposes of this section, "futures" are futures on securities or securities indexes; "options" are options (puts or calls) on securities or securities indexes, or options on futures on securities or securities indexes. Options and futures on commodities are not "reportable securities" except as specified in Section III. A. 1. f).

5. GIFTS AND HOSPITALITIES. The Fidelity Companies generally prohibit employees from receiving gifts, gratuities, and other from any person or entity that does business with the Funds or with any Fidelity Company or from any entity which is a potential portfolio investment for the Funds. Fidelity's Gifts and Gratuities Policy, which is separate from this Code, sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

6. RESTRICTED SECURITIES. From time to time, the Ethics Office may place a security on a restricted list. Certain employees, as designated on a case-by-case basis by the Ethics Office, may not effect transactions in securities on the restricted list.

7. INVESTMENTS IN HEDGE FUNDS AND INVESTMENT CLUBS. You may not invest in hedge funds or investment clubs because such funds or clubs cannot normally be expected to comply with the provisions of this Code.

  C. RESTRICTED ACTIVITIES

The following are restricted by this Code of Ethics:

1. SHORT SALE ACTIVITIES. Purchasing puts to open, selling calls to open or selling a security short where there is no corresponding long position in the underlying security is prohibited; short sales against the box are permitted. This prohibition includes purchasing puts and selling calls on all market indexes with the exception of the following indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225. Short sales of the Fidelity Select Portfolios are also prohibited.

2. PUBLIC OFFERINGS FOR WHICH NO PUBLIC MARKET PREVIOUSLY EXISTED.
The purchase of an initial public offering of securities for which no public market in the same or similar securities of that issuer has previously existed is prohibited except as noted below. This prohibition includes "secondary" public offerings (where the securities are offered publicly by a substantial shareholder and not from the company's treasury) and so-called "free stock offers" through the Internet, and applies both to equity and debt securities.

EXCEPTIONS. Exceptions from this prohibition may be granted in special circumstances with the written permission of the Ethics Office (e.g., receipt of securities or their subsequent sale by an insurance policyholder or depositor of a company converting from mutual to stock form).

3. EXCESSIVE TRADING. While active personal trading does not in and of itself raise issues under Rule 17j-1, the Fidelity Companies and Boards of the Funds believe that a very high volume of personal trading can be time consuming and can increase the possibility of actual or apparent conflicts with portfolio transactions. Accordingly, an unusually high level of personal trading activity is strongly discouraged and may be monitored by the Ethics Office to the extent appropriate for the category of person, and a pattern of excessive trading may lead to the taking of appropriate action under the Code.

4. DISCRETIONARY AUTHORIZATION. You may not exercise investment discretion over accounts in which you have no beneficial interest. If you wish to do so, you must contact the Ethics Office for approval.

    IV.     ADDITIONAL REQUIREMENTS APPLICABLE TO ACCESS PERSONS

Because of their access to information about Fund investments and/or investment recommendations, Access Persons are necessarily subject to somewhat greater restrictions and closer scrutiny than are other persons subject to the Code. Accordingly, in addition to complying with the provisions detailed in Section III of this Code, Access Persons are required to comply with the provisions of this section.

A. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS.

Access Persons must disclose in writing all personal securities holdings owned directly or otherwise beneficially owned. (See Exhibit F.)

1. INITIAL REPORT. Each new Access Person must file a holdings disclosure within 7 days of the commencement of employment or of being designation an Access Person.

   2. ANNUAL REPORT. Each Access Person must file a holdings report containing current information as of a date no more than 30 days before the report is submitted.

 B. ALL PERSONAL TRADES IN REPORTABLE SECURITIES MUST BE CLEARED IN ADVANCE BY THE APPROPRIATE PRE-CLEARANCE DESK.

One of the most important objectives of this Code is to prevent Access Persons from making personal trades on the basis of information about portfolio transactions made by the Funds. Trading on such information for personal benefit not only constitutes a violation of this Code, but also may influence the market in the security traded and thus prevent transactions for the Funds from being conducted at the most favorable price. To further reduce the possibility that Fund transactions will be affected by such trades, Access Persons must comply with the following procedures before effecting a personal transaction in any securities which are "reportable securities":

1. PRE-CLEARANCE PROCEDURES.

a) On any day that you plan to trade a reportable security, you must first contact the appropriate pre-clearance desk for approval. (See Exhibit H.) (PLEASE NOTE THAT PRE-CLEARANCE COMMUNICATIONS MAY BE RECORDED FOR THE PROTECTION OF FIDELITY AND ITS EMPLOYEES.) By seeking pre-clearance, you will be deemed to be advising the Ethics Office that you (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to the Funds for personal benefit; (iii) believe the proposed trade is available to any market participant on the same terms; and (iv) will provide any other relevant information requested by the Ethics Office. The pre-clearance desk will consider approval of the trade for execution only upon the day the request is made. Generally, a pre-clearance request will not be approved if the pre-clearance desk determines that the trade will have a material influence on the market for that security or will take advantage of, or hinder, trading by the Funds. Additionally, the pre-clearance desk will evaluate a pre-clearance request for a transaction to determine if you are in compliance with the other provisions of the Code relevant to such transaction. Securities and transaction types that do not require pre-clearance include the following: currency warrants; rights subscriptions; gifting of securities; automatic dividend reinvestments; and options on the following indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225.

b) Transactions in accounts beneficially owned by an employee where investment discretion has been provided to a third party in a written document and for which the employee provides no input regarding investment decision making will not be subject to pre-clearance. Transactions in reportable securities in such accounts, however, still must be reported under this Code.

c) In addition to any other sanctions provided for under the Code (see
Section IX. D.), failure to pre-clear a transaction as required above may result in a requirement to surrender any profits realized in connection with the transaction.

C. GOOD-TILL-CANCELED ORDERS.

Access Persons may not place good-till-canceled orders.
Good-till-canceled orders may inadvertently cause an employee to violate the pre-clearance provisions of this Code.

D. PURCHASE OF CLOSED-END FUNDS.

  The purchase of closed-end funds for which a Fidelity Company
performs the   pricing and bookkeeping services is prohibited without
prior approval by the Ethics Office.

V. ADDITIONAL REQUIREMENTS APPLICABLE TO INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

In addition to complying with the provisions detailed in Sections III and IV of this Code, Investment Professionals and Senior Executives are required to comply with the provisions of this section.

A. PRIVATE PLACEMENTS.

Private placements are in many cases not suitable investments for the Funds. However, in various circumstances, they may be suitable investments. In order to avoid even the appearance of a conflict of interest between their personal investment activities and their fiduciary responsibility to the Funds' shareholders, Investment Professionals and Senior Executives must follow the procedures outlined below to participate in a private placement.

1. PRIOR APPROVAL TO PARTICIPATE.

You must receive written approval from your Division or Department Head and the Ethics Office, utilizing Exhibit C, prior to any purchase of a privately placed security. If you are a Division or Department Head, then approval shall be received from the President of FMR. (See Exhibit C.)

2. TRANSACTION REPORTING.

If approved, you must report the purchase to the Ethics Office within 10 days of the end of the month in which the purchase occurred, using the REPORT OF SECURITIES TRANSACTIONS form (Exhibit B.).

3. IN THE EVENT OF SUBSEQUENT INVESTMENT BY A FUND OR FUNDS.

After approval is granted, if you have any material role in subsequent consideration by any Fund of an investment in the same or an affiliated issuer, you must disclose your interest in the private placement investment to the person(s) making the investment decision. Notwithstanding such a disclosure, any decision by any Fund to purchase the securities of the issuer, or an affiliated issuer, must be subject to an independent review by your Division or Department Head.

B. SURRENDER OF SHORT-TERM TRADING PROFITS.

Short-term trading can be both time consuming and can increase the possibility of actual or apparent conflicts with Fund transactions.
To reduce instances of short-term trading, the Fidelity Companies and the Boards of the Funds have determined that Investment Professionals and Senior Executives will be required to surrender short-term trading profits. )

Short-term trading profits are profits generated from the purchase and sale of the same (or equivalent) security within 60 calendar days. Transactions will be matched with any opposite transaction within the most recent 60 calendar days. Options on the following indexes are not subject to this provision: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer Index, FTSE 100 and Nikkei 225. Exhibit D contains further information and examples concerning application of this policy.

C. PURCHASE OF SECURITIES OF CERTAIN BROKER-DEALERS.

Investment Professionals and Senior Executives, unless specifically excluded by the Ethics Office, may not purchase securities of certain broker-dealers or parent companies as identified from time to time by the Ethics Office based upon the level and nature of services provided to the Funds.

D. RESEARCH NOTES.

Investment Professionals and Senior Executives specifically designated by the Ethics Office must wait two business days after the day on which a research note is issued prior to trading for their beneficially owned accounts in the securities of the issuer(s) that is the subject of the note.

E. AFFIRMATIVE DUTY TO RECOMMEND SUITABLE SECURITIES.

A portfolio manager or a research analyst may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a Fund in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a portfolio manager or research analyst has an affirmative duty to provide to Fidelity any material, public information that comes from the company about such security in his or her possession. As a result, portfolio managers or research analysts should (a) confirm that a Research Note regarding such information on such security is on file prior to trading in the security, or (b) if not, should either contact the Director of Research or publish such information in their possession and wait two business days prior to trading in the security.

F. AFFIRMATIVE DUTY TO DISCLOSE.

Investment Professionals and Senior Executives who own a security, or who have decided to effect a personal transaction in a security, have an affirmative duty to disclose this information in the course of any communication about that security when the purpose or reasonable consequence of such communication is to influence a portfolio to buy, hold or sell that security. The disclosure of ownership should be part of the initial communication but need not be repeated in the case of continuing communications directed to a specific person.

G. SERVICE AS A DIRECTOR OR TRUSTEE.

Service on a board of directors or Trustees poses several forms of potential conflicts for employees. These include potentially conflicting fiduciary duties to the company and a Fund, receipt of possibly material, nonpublic information and conflicting demands on the time of the employee. Accordingly, service by any Investment Professional or Senior Executive on a board of directors of a non-Fidelity publicly-traded or privately-held company likely to issue shares is prohibited absent prior authorization. Approval will be based upon a determination that the board service would be in the best interests of the Funds and their shareholders. Requests for approval of board service should be submitted in writing to the Ethics Office.

VI. PROHIBITION ON CERTAIN TRADES BY PORTFOLIO MANAGERS

Portfolio managers are the people most familiar with the investment decisions they are making for the Funds they manage. Even the appearance of a portfolio manager trading the same securities for his or her personal account on or about the same time as he or she is trading for the Fund is not in the best interest of the Funds. Accordingly, as a portfolio manager, you may not buy or sell a security your Fund has traded within 7 calendar days on either side of the Fund's trade date (i.e., date of execution, not the settlement date). For example, assuming the day your Fund trades a security is day 0, day 8 is the first day you may trade that security for your own account. This prohibition is in addition to the restrictions that apply generally to all persons subject to this Code and those applicable to Access Persons. If application of this rule would work to the disadvantage of a Fund (e.g., you sold a security on day 0 and on day 3, after new events had occurred, determined that the Fund should buy the same security) you must apply to the Ethics Officer for an exception (see Section VIII. below).

In addition to any other sanction provided for under the Code of Ethics (see Section IX. D.), any profit realized from a transaction within the prescribed period may be required to be surrender to FMR. Transactions in accounts beneficially owned by you where investment discretion has been provided to a third party in a written document and for which you provide no input regarding investment decision making will not be subject to this 7 day provision.

VII NON-ACCESS TRUSTEES

Pursuant to Rule 17j-1, a Non-Access Trustee need not file reports of his or her transactions in reportable securities unless at the time of the transaction the Board member knew, or in the ordinary course of fulfilling his or her duties as a Fidelity Fund Board member should have known: (a) that one or more of the Funds had purchased or sold or was actively considering the purchase or sale of that security within the 15-day period preceding the Board member's transaction, or (b) that one or more Funds would be purchasing, selling or actively considering the purchase or sale of that security within the 15 days following the Board member's transaction. The knowledge in question is the Board member's knowledge at the time of the Board member's transaction, not knowledge subsequently acquired. Although a Non-Access Trustee is not required to report transactions unless the above conditions are met, the Boards of Trustees of the Funds have adopted a policy that requires a Non-Access Trustee to report personal securities transactions on at least a quarterly basis.

VIII. WAIVERS AND EXCEPTIONS

A. REQUESTS TO WAIVER A PROVISION OF THE CODE OF ETHICS.
An employee may request in writing to the Ethics Office a waiver of any Code of Ethics provision. If appropriate, the Ethics Office will consult with the Ethics Oversight Committee (a committee which consists of representatives from senior management) in considering such request. The Ethics Office will inform you in writing whether or not the waiver has been granted. If you are granted a waiver to any Code of Ethics provision, you will be expected to comply with all other provisions of the Code. You may contact the Ethics Office for specific requirements.

 B EXCEPTIONS.

Special approval to make any trade prohibited by this Code may be sought from the Ethics Office. Special approvals will be considered on a case-by-case basis. The decision to grant special approval will be based on whether the trade is consistent with the general principles of this Code and whether the trade is consistent with the interest of the relevant Fund(s). The Ethics Office will maintain a written record of exceptions, if any, that are permitted.

IX. ENFORCEMENT

The Rules adopted by the SEC require that a code of ethics must not only be adopted but must also be enforced with reasonable diligence. Records of any violation of the Code and of the actions taken as a result of such violations will be kept.

A. REVIEW.

The Ethics Office will review on a regular basis the reports filed pursuant to this Code. In this regard, the Ethics Office will give special attention to evidence, if any, of potential violations of the antifraud provisions of the federal securities laws or the procedural requirements or ethical standards set forth in this Code and the Statement of Policies and Procedures with Respect to the Flow and Use of Material Nonpublic (Inside) Information ("Insider Trading Policy Statement" to follow).

The policies and procedures described in this Code do not create any obligations to any person or entity other than the Fidelity Companies and the Funds. This Code is not a promise or contract, and it may be modified at any time. The Fidelity Companies and the Funds retain the discretion to decide whether this Code applies to a specific situation, and how it should be interpreted.

B. BOARD REPORTING.

The Ethics Office will provide to the Boards of Trustees of the Funds no less frequently than annually a summary of significant sanctions imposed for material violations of this Code or the Insider Trading Policy Statement.

C. VIOLATIONS.

When potential violations of the Code of Ethics or the Insider Trading Policy Statement come to the attention of the Ethics Office, the Ethics Office may investigate the matter. This investigation may include a meeting with the employee. Upon completion of the investigation, if necessary, the matter will be reviewed with senior management or other appropriate parties, and a determination will be made as to whether any sanction should be imposed as detailed below. The employee will be informed of any sanction determined to be appropriate.

D. SANCTIONS.

Since violations of the Code or the Insider Trading Policy Statement will not necessarily constitute violations of federal securities laws, the sanctions for violations of the Code or the Insider Trading Policy Statement will vary. Sanctions may be issued by (i) the appropriate Board(s) of Trustees of the Fund(s) or Fidelity Company, (ii) senior management, (iii) the Ethics Office, or (iv) other appropriate entity. Sanctions may include, but are not limited to, (i) warning, (ii) fine or other monetary penalty, (iii) personal trading ban, (iv) dismissal, and (v) referral to civil or criminal authorities. Additionally, other legal remedies may be pursued.

 E.APPEALS PROCEDURES.

If you feel that you are aggrieved by any action rendered with respect to a violation of the Code of Ethics or a waiver request, you may appeal the determination by providing the Ethics Office with a written explanation within 30 days of being informed of such determination. The Ethics Office will arrange for a review by senior management or other appropriate party and will advise you whether the action will be imposed, modified or withdrawn. During the review process, you will have an opportunity to submit a written statement. In addition, you may elect to be represented by counsel of your own choosing.

APPENDIX -- BENEFICIAL OWNERSHIP

As used in the Code of Ethics, beneficial ownership will be interpreted using Section 16 of the Securities Exchange Act of 1934 ("1934 Act") as a general guideline, except that the determination of such ownership will apply to all securities, including debt and equity securities. For purposes of Section 16, a beneficial owner means:

Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

In general, "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

Using the above-described definition as a broad outline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors to be considered are the ability of the person to benefit from the proceeds of the security, and the degree of the person's ability to exercise control over the security.

1. SECURITIES HELD BY FAMILY MEMBERS. As a general rule, a person is regarded as having an indirect pecuniary interest in, and therefore is the beneficial owner of, securities held by any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (collectively, "immediate family") sharing the same household. Adoptive relationships are included for purposes of determining whether securities are held by a member of a person's immediate family.

2. SECURITIES HELD BY A CORPORATION OR SIMILAR ENTITY. A person shall not be regarded as having a direct or indirect pecuniary interest in, and therefore shall not be the beneficial owner of, portfolio securities held by a corporation or similar entity in which the person owns securities provided that (i) the person is not a controlling shareholder of the entity or (ii) the person does not have or share investment control over the entity's portfolio securities. "Portfolio securities" means all securities owned by an entity other than securities issued by the entity. Business trusts are treated as corporations for these purposes. In addition, the 1934 Act makes no distinction between public and private corporations for purposes of determining beneficial ownership.

3. SECURITIES HELD IN TRUST. In general, a person's interest in a trust will amount to an indirect pecuniary interest in the securities held by that trust. However, the following persons shall generally not be deemed beneficial owners of the securities held by a trust:

a) Beneficiaries, unless (i) the beneficiary has or shares investment control with the trustees with respect to transactions in the trust's securities, (ii) the beneficiary has investment control without consultation with the trustee, or (iii) if the trustee does not exercise exclusive investment control, the beneficiary will be the beneficial owner to the extent of his or her pro rata interest in the trust.

b) Trustees, unless the trustee has a pecuniary interest in any holding or transaction in the securities held by the trust. A trustee will be deemed to have a pecuniary interest in the trust's holdings if at least one beneficiary of the trust is a member of the trustee's immediate family.

c) Settlors, unless a settlor reserves the right to revoke the trust without the consent of another person; provided, however, that if the settlor does not exercise or share investment control over the issuer's securities held by the trust the settlor will not be deemed to be the beneficial owner of those securities.

Indirect pecuniary interest for purposes of Section 16 also includes a general partner's proportionate interest in the portfolio securities held by a general or limited partnership.

Finally, beneficial ownership is not deemed to be conferred by virtue of an interest in:

a) portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935;

b) portfolio securities held by any investment company registered under the Investment Company Act of 1940; or

c) securities comprising part of a broad-based publicly-traded market basket or index of stocks approved for trading by the appropriate federal governmental authority.

EXAMPLES OF BENEFICIAL OWNERSHIP

1. Securities Held by Family Members

(a)  Example 1-A:

X and Y are married. Although Y has an independent source of income from a family inheritance and segregates her funds from those of her husband, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

(b)  Example 1-B:

X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife and his wife has no control over his financial affairs. Neither X nor Y is a beneficial owner of the other's securities.

(c)  Example 1-C:

X's adult son Z lives in X's home. Z is self-supporting and contributes to household expenses. X is a beneficial owner of Z's securities.

(d)  Example 1-D:

X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back funds with interest, if at all. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate.
X is a beneficial owner of A's securities.

2. Securities Held by a Company

(a)  Example 2-A:

O is a holding company with 5 shareholders. X owns 30% of the shares in the company. X will be presumed to have beneficial ownership of the securities owned by O.

3. Securities Held in Trust

(a)  Example 3-A:

X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is a beneficial owner of the securities in the trust.

(b)  Example 3-B:

X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.

FIDELITY INVESTMENTS'

INSIDER TRADING POLICY STATEMENT

FORMALLY KNOWN AS

THE STATEMENT OF POLICIES AND

PROCEDURES ON INSIDER TRADING

JANUARY 1, 2000

STATEMENT OF POLICIES AND PROCEDURES

 WITH RESPECT TO THE FLOW AND USE OF MATERIAL

NONPUBLIC (INSIDE) INFORMATION

INTRODUCTION

The Fidelity Companies' reputation for integrity and high ethical standards in the conduct of their affairs is of paramount importance to all of us. To preserve this reputation, it is essential that all transactions in securities be effected in conformity with applicable securities laws. In particular, it has been the Fidelity Companies' long-standing policy that no employee should knowingly trade in securities on the basis of material, nonpublic information. This is sometimes referred to as "insider trading".

For many years, the Fidelity Companies have operated under a written Code of Ethics. The Code prohibits trading by employees and their family members which is in conflict with trading by the Funds. It establishes a broad range of restrictions and trading procedures for employees who have access to information relating to fund or account investment activity. This Statement of Policies and Procedures (the "Statement") is issued in response to legislative and regulatory initiatives and activities, and constitutes a written supplement to the principles of the Code of Ethics.

In November, 1988, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("the Act") was enacted into law. The Act is designed to add to the enforcement of securities laws, particularly in the area of insider trading, by imposing severe penalties on persons who violate the laws by trading on material, nonpublic information. The Act also imposes on broker-dealers and investment advisers the explicit obligation to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of inside information. In addition, in recent years insider trading has become a top enforcement priority of the SEC and the United States Attorneys. As a result of insider trading violations, both the firm and the employee(s) involved could be subject to disciplinary action or fines by the SEC, damage actions brought by private parties and criminal prosecutions.

PURPOSE OF STATEMENT

The purpose of this statement is to explain: (1) the general legal prohibitions regarding insider trading; (2) the meaning of the key concepts underlying the prohibition; (3) the sanctions for insider trading and expanded liability for controlling persons; (4) your obligations in the event you learn of material, nonpublic information; and (5) Fidelity's educational program regarding insider trading.

APPLICABILITY

This Statement applies to all officers, directors and employees of all Fidelity Companies, and any that may be formed in the future. In addition, this statement applies to employees seconded to Fidelity Management & Research Company (FMR) or Fidelity Management Trust Company (FMTC) from Fidelity International Limited (FIL).

I  THE BASIC INSIDER TRADING PROHIBITION

The Act does not define insider trading. However, in general, the "insider trading" doctrine under federal securities laws prohibits any person (including investment advisers) from knowingly or recklessly breaching a duty owed by that person:

(solid bullet) trading while in possession of material, nonpublic information;

(solid bullet) communicating ("tipping") such information to others;

(solid bullet) recommending the purchase or sale of securities on the basis of such information; or

(solid bullet) providing substantial assistance to someone who is engaged in any of the above activities.

In addition, an SEC rule prohibits an individual from trading while in possession of material, nonpublic information relating to a tender offer, whether or not trading involves a breach of duty, except for a firm acting in compliance with Chinese Wall procedures. See Section
IV. B. below.

NO FIDUCIARY DUTY TO USE INSIDE INFORMATION.  Although various
Fidelity Companies, including FMR and FMTC, have a fiduciary relationship with their clients, they have no legal obligation to trade or recommend trading on the basis of information their employees know to be "inside" information. In fact, such conduct could violate the federal securities laws.

NO BROKERAGE ALLOCATION FOR INSIDE INFORMATION. Although the Fidelity Companies have adopted policies which permit consideration of the receipt of research and brokerage services in selecting brokers to execute client portfolio transactions, it is the policy of the firm not to allocate brokerage in consideration of receipt of "inside" information.

II. BASIC CONCEPTS

As noted the Act did not specifically define insider trading.
However, federal law prohibits knowingly or recklessly purchasing or selling directly or indirectly a security while in possession of material, nonpublic information or communicating ("tipping") such information in connection with a purchase or sale. Under current case law, the Securities and Exchange Commission ("SEC") must establish that the person misusing the information has breached either a fiduciary duty to the shareholders or some other duty not to misappropriate insider information.

Thus, the key aspects of insider trading are: (A) materiality, (B) nonpublic information, (C) knowing or reckless action and (D) breach of fiduciary duty or misappropriation. Each aspect is briefly discussed below.

A. MATERIALITY. Insider trading restrictions arise only when information that is used for trading, recommending or tipping is "material." Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities. It need not be so important that it would have changed the investor's decision to buy or sell. On the other hand, not every tidbit of information about a security is material. The courts have held that information that merely tests "the meaning of public information" or that fills in the mosaic of various pieces of research analysis is not material.

B. NONPUBLIC INFORMATION. Information is considered public if it has been disseminated in a manner making it available to investors generally (e.g., national business and financial news wire services, such as Dow Jones and Reuters; national news services, such as Associated Press, New York Times or Wall Street Journal; broad tapes; SEC reports; brokerage firm reports). Just as an investor is permitted to trade on the basis of nonpublic information that is not material, he or she may also trade on the basis of information that is public. However, information given by a company director to an acquaintance of an impending takeover prior to that information being made public would be considered both "material" and "nonpublic." Trading by either the director or the acquaintance prior to the information being made public would violate the federal securities laws.

C. KNOWING. Under the federal securities laws, a violation of the insider trading limitations requires that the individual act with "scienter" -- with knowledge that his or her conduct may violate these limitations or in a reckless manner. Recklessness involves acting in a manner which ignores circumstances which a reasonable person would conclude would result in a violation of insider trading limitations.

D. FIDUCIARY DUTY. The general tenor of recent court decisions is that insider trading does not violate the federal securities laws if the trading, recommending or tipping of the insider information does not result in a breach of duty. Over the last decade, the SEC has brought cases against accountants, lawyers and stockbrokers because of their participation in a breach of an insider's fiduciary duty to the corporation and its shareholders. The SEC has also brought cases against noncorporate employees who misappropriated information about a corporation and thereby allegedly violated their duties to their employers. Consequently, the situations in which a person can trade on the basis of material, nonpublic information without raising a question whether a duty has been breached are so rare, complex and uncertain that the only prudent course is not to trade, tip or recommend based on inside information. In addition, trading by an individual while in possession of material, nonpublic information relating to a tender offer is illegal irrespective of whether such conduct breaches a fiduciary duty of such individual. Set forth below are several situations where courts have held that such trading involves a breach of fiduciary duty or is otherwise illegal.

CORPORATE INSIDER. In the context of interviews or other contact with corporate management, the Supreme Court held that an investment analyst who obtained material, nonpublic information about a corporation from a corporate insider does not violate insider trading restrictions in the use of such information unless the insider disclosed the information for "personal gain." However, personal gain may be defined broadly to include not only a pecuniary benefit, but also a reputational benefit or a gift. Moreover, selective disclosure of material, nonpublic information to an analyst might be viewed as a gift.

TIPPING INFORMATION. The Act includes a technical amendment clarifying that tippers can be sued as primary violators of insider trading prohibitions, and not merely as aidors and abettors of a tippee's violation. In enacting this amendment, Congress intended to make clear that tippers cannot avoid liability by misleading their tippees about whether the information conveyed was nonpublic or whether its disclosure breached a duty. However, Congress recognized the crucial role of securities analysts in the smooth functioning of the markets, and emphasized that the new direct liability of tippers was not intended to inhibit "honest communications between corporate officials and securities analysts."

CORPORATE OUTSIDER. Additionally, liability could be established when trading occurs based on material, nonpublic information that was stolen or misappropriated from any other person, whether a corporate insider or not. An example of an area where trading on information may give rise to liability, even though from outside the company whose securities are traded, is material, nonpublic information secured from an attorney or investment banker employed by the company.

TENDER OFFERS. The SEC has adopted a rule specifically prohibiting trading while in possession of material information about a prospective tender offer before it is publicly announced. This rule also prohibits trading while in possession of material information during a tender offer which a person knows or has reason to know is not yet public. Under the rule, there is no need for the SEC to prove a breach of duty. Furthermore, in the SEC's view, there is no need to prove that the nonpublic, material information was actively used in connection with trading before or during a tender offer. However, this rule has an exception that allows trading by one part of a securities firm where another part of that firm has material, nonpublic information about a tender offer if certain strict (Chinese
Wall) procedures are followed.  See Section IV. B. below.

III. SANCTIONS AND LIABILITIES

A. SANCTIONS. Insider trading violations may result in severe sanctions being imposed on the individual(s) involved and on Fidelity Companies. These could involve SEC administrative sanctions, such as being barred from employment in the securities industry, SEC suits for disgorgement and civil penalties of, in the aggregate, up to three times profits gained or losses avoided by the trading, private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information, and criminal prosecution which could result in substantial fines and jail sentences. Even in the absence of legal action, violation of insider trading prohibitions or failure to comply with this Statement and the Code may result in termination of your employment and referral to the appropriate authorities.

B. CONTROLLING PERSONS. The Act increases the liability of "controlling persons" -- defined to include both an employer and any person with the power to influence or control the activities of another. For purposes of the Act, any individual or firm that is a director or officer exercising policy making responsibility is presumed to be a controlling person. Thus, a controlling person may be liable for another's actions as well as his or her own.

A controlling person of an insider trader or tipper may be liable if such person failed to take appropriate steps once such person knew of, or recklessly disregarded the fact that the controlled person was likely to engage in, a violation of the insider trading limitations. The Act does not define the terms, but "reckless" is discussed in the legislative history as a "heedless indifference as to whether circumstances suggesting employee violations actually exist."

A controlling person of an insider trader or tipper may also be liable if such person failed to adopt and implement measures reasonably designed to prevent insider trading. This Statement and the Code are designed for this purpose, among others.

IV. PROCEDURES TO BE FOLLOWED WHEN RECEIVING INSIDE INFORMATION

A. GENERAL. Whenever an employee receives what he or she believes may be material, nonpublic information, he or she

(solid bullet) should not trade on his or her own behalf or on behalf of a Fund, private proprietary accounts or other accounts in the securities to which the information relates, tip the information to others or recommend purchase or sale of securities while that information remains nonpublic.

(solid bullet) should promptly contact the Legal Department and refrain from disclosing the information to anyone else, including persons within the Fidelity organization, unless specifically advised to do so by the Legal Department.

B. CHINESE WALLS. Employees of the Fidelity Companies may from time to time receive inside information in the normal course of their job related responsibilities. For example, employees of FMR and FMTC in the high yield bond area may be provided with material, nonpublic information on a confidential basis in connection with their potential purchase of high yield bonds to be issued in an acquisition or corporate restructuring. Of course, such employees will be precluded from trading or recommending action with respect to the securities of the target or bidding company. However, it is possible to limit these constraints to such employees by constructing a "Chinese Wall" between them and other Fidelity investment personnel.

The following policies and procedures are designed to prevent the flow of material, nonpublic information about a public company from employees with knowledge of such information ("Confidential Employees") to others involved in the Fidelity Companies' investment and investment management activities. In most instances, following these policies and procedures will permit these other investment personnel to continue trading and recommending the company's securities.

1. ACKNOWLEDGMENT LETTERS. Before receiving material, nonpublic information about a company in connection with a prospective tender offer or other event, every Confidential Employee will be required to submit to the General Counsel of FMR Corp. or FMR a letter acknowledging their responsibilities and the limitations on their activities regarding the subject company(ies).

2. ORAL AND WRITTEN COMMUNICATIONS. Confidential Employees receiving material, nonpublic information about a company or Confidential Employees receiving nonpublic information about a company in connection with an analytical assignment should not discuss or exchange ANY such information with any Fidelity employees unless they are also Confidential Employees. For example, this would specifically preclude a high yield bond analyst who is a Confidential Employee from discussing any such information with, or signaling that a company was under review to, any other Fidelity employee (including another member of the high yield bond group) who was not a Confidential Employee.

3. ATTENDANCE AT MEETINGS. Attendance at any meetings at which such material, nonpublic information is to be discussed, and dissemination of the notes from such meetings, shall be limited to Confidential
Employees.

4. ACCESS TO FILES. Access to files containing any material, nonpublic information provided to Confidential Employees shall be prohibited to any investment management personnel and any other employee except another Confidential Employee.

C. COMPLIANCE

1. TRADE REPORTING. All Fidelity employees are required to report all personal and beneficially owned securities transactions to the Ethics Office. The Ethics Office regularly reviews these personal transactions relative to the securities trades of the Funds, and may undertake a special review if deemed necessary or appropriate, if the Ethics Office has reason to believe that any Fidelity employee has engaged, is engaged or is about to engage in insider trading. The Ethics Office will consult with FMR Corp. Compliance where appropriate.

2. TRADING. As required by the Code of Ethics, all securities transactions by employees and accounts of which they are beneficial owner (as defined within the Code of Ethics) must be effected through Fidelity Brokerage Services, Inc. unless special permission is granted in writing by the Ethics Office to utilize another broker-dealer. If another broker-dealer is used, duplicate confirmations and account statements must be provided to the Ethics Office. In addition, trades effected by Access Persons, Investment Professionals and Senior Executives must be effected in accordance with the procedures for clearance of personal securities transactions as outlined in the Code of Ethics.

3. REPORTING TO THE LEGAL DEPARTMENT. Whenever an employee receives what he or she believes to be material, nonpublic information about a security or becomes aware that such information has been utilized by another employee in the purchase or sale of a security, he or she shall immediately notify the General Counsel of FMR Corp. or FMR. "Immediately" means as soon as humanly practical. Employees are expected to bring this information immediately to the attention of the General Counsel of FMR Corp. or FMR and refrain from disclosing the information to ANYONE else, including persons within the Fidelity organization, unless specifically advised to do so by such General Counsel.
4. CONTACTS. All Fidelity employees must consult with the Legal Department before communicating (orally or in writing) with the SEC or any other regulatory agency about insider trading or related matters. Similarly, all Fidelity employees must consult with the Public Relations Department before communicating (orally or in writing) with any representative of the newspapers or other mass media on insider trading or related matters.

V. EMPLOYEE EDUCATION

To ensure that every employee of FMR and FMTC understands the firm's policies and procedures with respect to insider trading, the following will occur:

A. INITIAL REVIEW FOR NEW EMPLOYEES. All new employees will be given a copy of this Statement along with the Code of Ethics at the time of their employment and will be required to read and sign each. A representative of Fidelity will review the Statement with each new research analyst, portfolio manager and trader at the time of his or her employment.

B. ANNUAL REVIEW WITH INVESTMENT PROFESSIONALS. A representative of the Ethics Office will review this Statement and the Code of Ethics at least annually with all research analysts, portfolio managers, traders and other investment personnel.

C. ANNUAL CERTIFICATION. Fidelity employees may be required by Fidelity management to certify compliance with this statement in writing on at least an annual basis.

FIDELITY INVESTMENTS'

PERSONAL CONDUCT RULES

JANUARY 1, 2000
                                PERSONAL CONDUCT RULES
                                FOR BROKER-DEALER EMPLOYEES
                                AND REGISTERED PERSONS ONLY



CORPORATE COMPLIANCE OVERSEES   Fidelity is committed to
COMPLIANCE FOR FIDELITY'S       delivering products and
BROKER-DEALERS, TRANSFER        services to its customers in
AGENTS AND RETAIL INVESTMENT    accordance with the highest
ADVISORS, AND ISSUES THE        standards of integrity.  In
PERSONAL CONDUCT RULES.         furtherance of that goal,
                                Corporate Compliance has
                                implemented the Personal
                                Conduct Rules.  The contents
                                of the Personal Conduct
                                Rules are driven by
                                regulatory rules (of the
                                Securities and Exchange
                                Commission, New York Stock
                                Exchange, and National
                                Association of Securities
                                Dealers, Inc.) pertaining to
                                the personal conduct of
                                broker-dealer employees, and
                                by Fidelity policies
                                designed to create a work
                                environment that avoids
                                violations of rules, and the
                                APPEARANCE of violations of
                                rules, conflicts of interest
                                and impropriety.  For
                                broker-dealer employees and
                                registered persons only
                                (hereinafter referred to as
                                "employees"), acknowledgment
                                of this distribution will
                                constitute acknowledgment of
                                receipt and review of these
                                Personal Conduct Rules.
                                Violation by an employee of
                                any of these rules may
                                result in disciplinary
                                action up to and including
                                termination of employment
                                with Fidelity.


THE ETHICS OFFICE OVERSEES      Although Corporate Compliance
COMPLIANCE FOR THE FUND         will monitor for compliance
COMPANIES AND ISSUES THE        with the Personal Conduct
CODE OF ETHICS FOR PERSONAL     Rules, as with any
INVESTING AND THE INSIDER       initiative relating to
TRADING POLICY STATEMENT.       personal conduct, successful
                                compliance depends on
                                self-implementation by
                                conscientious employees
                                dedicated to maintaining the
                                highest standards of
                                personal responsibility and
                                professional conduct.
                                Employees with questions
                                regarding the Personal
                                Conduct Rules should contact
                                their manager or Corporate
                                Compliance Advisor.


                                1. EMPLOYEE AND FAMILY
                                BROKERAGE ACCOUNTS MUST BE
                                DISCLOSED

EXTERNAL BROKERAGE ACCOUNT      In accordance with the
STATEMENTS MUST BE FORWARDED    Fidelity Code of Ethics, the
TO:                             brokerage accounts of
CORPORATE COMPLIANCE DEPT.      employees and "immediate
ATTN: SURVEILLANCE, 82          family" (as defined in the
DEVONSHIRE STREET, G12A,        appendix to the Code of
BOSTON, MA 02109-3614           Ethics) members must be
                                disclosed to the Fidelity
                                Ethics Office and generally
                                must be maintained by FBSI.
                                Employee and immediate
                                family member brokerage
                                accounts will be reviewed by
                                Corporate Compliance and the
                                employee's manager or a
                                person designated by the
                                employee's company.
                                Employee and immediate
                                family member commodities
                                accounts must also be
                                disclosed and reviewed, but
                                cannot be maintained at FBSI
                                (FBSI does not carry
                                commodities accounts).
                                Employees are responsible
                                for furnishing Corporate
                                Compliance with their
                                external account statements
                                IMMEDIATELY after they begin
                                employment with Fidelity.

                                Employees are prohibited from:

                                (solid bullet) Sharing in the
                                profits or losses of any
                                brokerage account not
                                disclosed to the Fidelity
                                Ethics Office and in which
                                the employee is not an
                                accountholder (such as the
                                account of a customer,
                                relative or friend), or
                                mutual fund or commodities
                                account in which the
                                employee is not an
                                accountholder.

                                (solid bullet) Using
                                fictitious or nominee
                                accounts.


THE EMPLOYEE TRADING GATE       2. TRADING ACTIVITY MUST BE
NUMBER IS:                      CONDUCTED THROUGH FIDELITY
800-343-2428                    AUTOMATED BROKERAGE SERVICES
                                OR THE EMPLOYEE TRADING GATE

                                Employees must use Fidelity's
                                automated services, or, if
                                necessary, the Employee
                                Trading Gate, for all FBSI
                                brokerage transactions.
                                Employees must use the
                                Employee Trading Gate for
                                all trade-related
                                adjustments to their
                                brokerage or mutual fund
                                accounts.

                                Employees are prohibited from:

                                (solid bullet) Having
                                commissions adjusted on
                                personal or immediate family
                                member trades without
                                authorization from the
                                employee's manager and
                                Corporate Compliance

                                (solid bullet) Entering
                                trades or adjustments, or
                                performing maintenance (such
                                as address changes and
                                dividend instructions), on
                                their accounts or the
                                accounts of their immediate
                                family members

                                (solid bullet) Transferring
                                or journaling securities
                                and/or funds between their
                                accounts and other accounts

                                (solid bullet) Violating any
                                of the provisions of the
                                customer agreement that they
                                sign to open their accounts
                                General inquiries and
                                maintenance requests do not
                                have to go through
                                Fidelity's automated
                                services or the Employee
                                Trading Gate.


ADDITIONAL TRADING              3. EMPLOYEES MUST NOT MAKE
RESTRICTIONS SUCH AS INSIDER    TRADES THAT VIOLATE
TRADING, EXCESSIVE TRADING,     REGULATIONS OR FIDELITY POLICY
SHORT SALES AND PURCHASING
PUTS AND SELLING CALLS ARE      Employees are prohibited from
LISTED IN THE CODE OF ETHICS.   the following trading
                                activities:

                                (solid bullet) Trading ahead
                                of (frontrunning),
                                immediately after
                                (tailgating), or in tandem
                                with, orders of customers or
                                other Fidelity employees

                                (solid bullet) Purchasing an
                                initial public offering
                                (IPO) for themselves or an
THE CODE OF ETHICS LISTS        immediate family member
ADDITIONAL TRADING
RESTRICTIONS FOR INVESTMENT     (solid bullet) Placing orders
PROFESSIONALS, SENIOR           for opening positions of 51
FIDELITY OFFICIALS AND          or more option contracts on
ACCESS PERSONS.                 one side of the market for
                                one security without the
                                prior approval of the
                                employee's manager

                                (solid bullet) Placing orders
                                for opening positions in the
                                employee's brokerage account
                                for $75,000 or more without
                                the prior approval of the
                                employee's manager

                                (solid bullet) Contacting
                                other broker-dealers to
                                prearrange trades for their
                                accounts

                                (solid bullet) Entering into
                                cross transactions between
                                the employee's account and
                                any other account without
                                obtaining prior approval
                                from the employee's manager
                                and Corporate Compliance;
                                for example, if a customer
                                is selling a bond, the
                                employee may not buy it for
                                his/her own account, without
                                the appropriate approvals

                                (solid bullet) Entering into
                                any purchase or sale of any
                                security, option or
                                commodity which would be in
                                violation of federal and/or
                                state securities laws or the
                                rules and regulations of the
                                various exchanges, markets
                                or other regulatory agencies

                                Additional trading
                                prohibitions are listed in
                                the Code of Ethics and
                                Fidelity Insider Trading
                                Policy, which are attached
                                to this distribution.

                                4. EMPLOYEES MUST PAY IN FULL
                                FOR SECURITIES AND MAY NOT
                                USE LOANS TO MAKE THEIR
                                PURCHASE

                                (solid bullet) Employees must
                                pay for all their securities
                                purchases, and deliver
                                securities for securities
                                sales, on a timely basis -
                                employees will not be
                                granted payment extensions
                                in their accounts

                                (solid bullet) Employees may
                                not buy and then sell the
                                same security without paying
                                for the purchase in full by
                                the settlement date of the
                                purchase (otherwise known as
                                "freeriding")

                                (solid bullet) Employees may
                                not purchase a security, and
                                instead of paying for it in
                                full, sell another security
                                (other than a money market
                                account) after the trade
                                date of the purchase and
                                apply the proceeds to the
                                purchase, unless both trades
                                settle on the same day

                                (solid bullet) Employees are
                                prohibited from obtaining
                                loans or credit (other than
                                through a margin account)
                                from banks or other lenders
                                for the purpose of buying
                                securities


APPROVAL IS NOT NECESSARY       5. OBTAINING DISCRETIONARY
FROM CORPORATE COMPLIANCE OR    AUTHORITY OVER A CUSTOMER
THE EMPLOYEE'S MANAGER FOR      ACCOUNT IS PROHIBITED
AN EMPLOYEE TO ACT AS
CUSTODIAN FOR UTMA/UGMA         Fidelity policy states that,
ACCOUNTS FOR A RELATED CHILD.   generally, no employee may
                                exercise discretionary
                                authorization over a
                                brokerage or mutual fund
                                account in which he or she
                                has no beneficial interest.
                                Under limited circumstances,
                                employees may, however, be
                                granted trading
                                authorization over brokerage
                                accounts - but not mutual
                                fund accounts - of an
                                incapacitated immediate
                                family member or relative.
                                Employees seeking trading
                                authorization over a
                                brokerage account must
                                complete and submit the
                                Request for Approval of
                                Trading Authorization form
                                (Exhibit I) and receive
                                PRIOR WRITTEN APPROVAL from
                                their manager and Corporate
                                Compliance.  Additional
                                documentation may be
                                required.  If permission to
                                exercise trading
                                authorization is granted,
                                all trades entered pursuant
                                to such authorization must
                                be conducted in accordance
                                with all provisions of the
                                Personal Conduct Rules and
                                the Code of Ethics.  In
                                addition, such trades must
                                be conducted through the
                                Employee Trading Gate - NOT
                                THROUGH FIDELITY'S AUTOMATED
                                SERVICES - and will be
                                reviewed by the employee's
                                manager.

                                Acting as custodian for
                                UTMA/UGMA accounts for a
                                related child, or as trustee
                                for a personal, immediate
                                family, or parent's trust
                                account does NOT require
                                approval.


WRITTEN APPROVAL IS REQUIRED    6. PRIOR WRITTEN APPROVAL IS
PRIOR TO ENGAGING IN A          REQUIRED FOR PRIVATE
PRIVATE SECURITIES TRANSACTION  SECURITIES TRANSACTIONS

                                Employees must request in
                                writing and receive written
                                approval from their manager
                                and Corporate Compliance
                                before they offer, buy,
                                sell, create, transfer,
                                exchange or in any way
                                participate (E.G., as an
                                agent) in a private
                                securities transaction.  A
                                "private securities
                                transaction" is a securities
                                transaction made outside the
                                regular course or scope of
                                employment and/or not made
                                through a Fidelity or
                                authorized external account.
                                 Examples are transactions in:

                                (solid bullet) Securities of
                                privately held companies
                                (except in FMR shares or
                                other FMR instruments)

                                (solid bullet) Private
                                placements

                                (solid bullet) Non-publicly
                                traded limited partnerships

                                (solid bullet) Securities
                                between two parties without
                                the use of a broker-dealer
                                intermediary

                                (solid bullet) Certain
                                securities not registered
                                with the SEC

                                Employees requesting approval
                                must complete and submit the
                                Request for Approval of
                                Private Securities
                                Transaction form (Exhibit
                                J).  Approval will generally
                                be denied to employees
                                requesting to act as a
                                securities solicitor or
                                broker for a person or
                                entity not affiliated with
                                Fidelity.

                                Transactions between an
                                employee and an immediate
                                family member do not require
                                approval unless the employee
                                receives compensation.


MANAGERS AND CORPORATE          7. CERTAIN OUTSIDE ACTIVITIES
COMPLIANCE WILL DETERMINE       MAY PRESENT CONFLICTS OF
WHETHER EMPLOYMENT OUTSIDE      INTEREST
OF FIDELITY PRESENTS A
POSSIBLE CONFLICT OF            Engaging in certain
INTEREST OR APPEARANCE OF       activities which are outside
IMPROPRIETY.                    the scope or regular course
                                of employment at Fidelity
                                may require pre-approval or
                                be prohibited.  For example,
                                the following activities
                                require prior approval:

                                (solid bullet) Employment
                                outside of Fidelity

                                (solid bullet) Running for
                                political office

                                (solid bullet) Raising money
                                for a business venture

                                (solid bullet) Certain
                                speaking engagements and
                                writing activities

                                (solid bullet) Acting as a
                                trustee for compensation

                                Other activities are
                                prohibited, such as lending
                                or loaning money to a
                                customer, and giving any
                                gift or remuneration to
                                anyone for referring
                                securities business.
                                Employees should consult
                                with their manager prior to
                                engaging in ANY activity or
                                affiliation that could
                                present a conflict of
                                interest or which could
                                interfere with an employee's
                                ability to effectively
                                perform his/her job.
                                Fidelity's "Outside
                                Activities and Affiliations"
                                policy and "Publications,
                                Speeches and Endorsements"
                                policy specify activities
                                that require prior approval.
                                 Employees may obtain an
                                approval request form from
                                the HR Web at
                                http://mgs.fmr.com/hr/polproc.


FIDELITY'S "OUTSIDE             8. CERTAIN GIFTS RECEIVED OR
ACTIVITIES AND                  GIVEN BY EMPLOYEES MUST BE
AFFILIATIONS",                  REPORTED
"PUBLICATIONS, SPEECHES AND
ENDORSEMENTS", AND "GIFTS       Certain gifts given to or
AND GRATUITIES" POLICIES ARE    received by employees from
AVAILABLE ON THE HR WEB.        prospective or current
                                customers, suppliers or
                                vendors, must be reported to
                                Corporate Compliance.  In
                                addition, there are
                                restrictions as to the type
                                and value of gifts that
                                employees may give and
                                receive.  For example,
                                Fidelity generally prohibits
                                employees from giving or
                                receiving gifts with a value
                                of more than $100 per
                                calendar year, although
                                certain Fidelity business
                                units have a lower
                                threshold.  Fidelity's
                                "Gifts and Gratuities"
                                policy specifies what is
                                considered a reportable
                                gift, as well as the type
                                and value of gifts that may
                                be received.  Employees
                                should contact their
                                managers to determine their
                                companies' thresholds.


EMPLOYEES MUST NOTIFY           9. EMPLOYEES MUST REPORT
CORPORATE COMPLIANCE IF THEY    CERTAIN EVENTS TO CORPORATE
ARE THE SUBJECT OF CERTAIN      COMPLIANCE
LITIGATION, AN ARREST, A
BANKRUPTCY, AN UNSATISFIED      The NASD and NYSE require
JUDGMENT OR A DENIED BONDING.   that firms report certain
                                events involving the member
                                firm or its registered
                                persons and employees.  In
                                addition, registered persons
                                are required to keep their
                                Forms U-4 current.  An
                                employee must contact
                                Corporate Compliance if the
                                employee, or an organization
                                with whom the employee is
                                affiliated, is:

                                (solid bullet) The subject of
                                litigation, arbitration,
                                investigation or a
                                proceeding involving
                                investment-related activity
                                or conduct alleged to be
                                dishonest, unfair or unethical

                                (solid bullet) Arrested,
                                arraigned, convicted,
                                indicted, or pleads guilty
                                or no contest, in connection
                                with any criminal offense
                                (other than a minor traffic
                                violation)

                                (solid bullet) The subject of
                                a bankruptcy

                                (solid bullet) The subject of
                                an unsatisfied judgment

                                (solid bullet) Denied
                                bonding, or has bonding paid
                                out or revoked

                                (solid bullet) Engaged in
                                employment outside Fidelity
                                Corporate Compliance, in
                                consultation with the
                                employee, will make a
                                determination whether the
                                event should be reported to
                                the NASD or NYSE.


FIDELITY'S ELECTRONIC           10. EMPLOYEES SHOULD BE
COMMUNICATIONS USAGE POLICY     FAMILIAR WITH OTHER RULES
CONTAINS POLICIES REGARDING     AND RESOURCES PERTAINING TO
THE USE OF ELECTRONIC MAIL,     PERSONAL CONDUCT
THE INTERNET AND THE
FIDELITY INTRANET.              Other resources which specify
                                Fidelity policy concerning
                                activities and/or events
                                within the purview of
                                "personal conduct" include
                                the Fidelity broker-dealer
                                Compliance Manuals.  For
QUESTIONS REGARDING THE         example, the Compliance
PERSONAL CONDUCT RULES MAY      Manuals may address Fidelity
BE DIRECTED TO THE CORPORATE    policy pertaining to:
COMPLIANCE DEPARTMENT AT:
617-563-3149                    (solid bullet) The
                                circulation of rumors

                                (solid bullet) Personal
                                investment advice and
                                recommendations

                                (solid bullet) Personal
                                correspondence

                                (solid bullet) Contact with
                                regulators and/or the media

                                (solid bullet) Political
                                contributions
                                Another critical resource is
                                Fidelity's Electronic
                                Communications Usage Policy,
                                which is available on the HR
                                Web..

                                In addition, other employee
                                personal conduct
                                responsibilities are
                                addressed in Fidelity's
                                Professional Conduct
                                Policies (which can be
                                accessed on the HR Web),
                                Code of Ethics and Employee
                                Handbook.

                                These Personal Conduct Rules
                                are not intended to be
                                all-inclusive.  Whenever an
                                employee thinks that an
                                activity which occurs
                                outside the scope or regular
                                course of employment may
                                create an environment or
                                appearance of impropriety or
                                conflict of interest, the
                                employee should discuss the
                                activity with his/her
                                manager and/or Corporate
                                Compliance.  Working
                                together for excellence,
                                Fidelity employees and their
                                supervisors and compliance
                                advisors will continue to be
                                the cornerstone of
                                Fidelity's reputation for
                                integrity.


EXHIBITS

JANUARY 1, 2000

           Exhibit B

REPORT OF SECURITIES TRANSACTIONS

To:
The Ethics Office
82 Devonshire Street, N8A
Boston, MA 02109

_____________________________ _____________________________
Date                          Signature

______________________________ _____________________________
Your Social Security Number    Please Print Your Name

For the Month of ____________, 19____

The following is a record of every transaction which I had, or by reason of which I acquired, any direct or indirect beneficial ownership during the month of _________, 2000 (excluding (1) transactions effected in any account over which I had no direct or indirect influence or control; (2) transactions in mutual fund shares, money market securities, or direct obligations of the United States, or instrumentalities thereof; and (3) transactions previously reported automatically by Fidelity Brokerage Services, Inc., or via duplicate confirmations and statements from an approved external brokerage account):

TRADE DATE  BUY OR SELL  # OF  UNITS  SECURITY NAME  PRICE PER UNIT  BROKERAGE ACCOUNT #  BROKER/ PRIVATE PLACEMENT
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________
__________  ___________  ___________  _____________  ______________  ___________________  _________________________

PLEASE FILL IN ALL NECESSARY INFORMATION IN EVERY COLUMN

Note 1: For the transactions which have been marked by me with an asterisk (*), this report shall not be construed as an admission by me that I have acquired any direct or indirect beneficial ownership in the securities involved in the reported transactions. Such transactions are reported solely to meet the standards imposed by the Investment Company Act Release No. 4516.

    Exhibit C

PRIVATE PLACEMENT APPROVAL REQUEST
INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY

DATE SUBMITTED:  ___________________

______________________________________ _______________________
Employee Name (please print)           Social Security Number

Employee Group (check one):

 High Yield   Equity    Fixed Income   Money Market

 Trading   FCM   FMTC   CORP   Other:  ________________

1. Company Name

2. Business Operations Summary

3. Who contacted you regarding this investment?

4. Which firm employs this individual?        ______

5. Does the above individual or firm have a relationship with the

   Fidelity Funds?  If yes, please explain.

6. What is the individual's relationship to the company?

7. What is your relationship to the contact person?

8. What is the total amount of the private placement?

9. What is the value of your proposed investment?

10. Does this company have publicly traded securities?

11. Is this investment suitable for the funds?  Yes  No

     If no, please explain.
_____________________________________________________________________
_____________________________________________________________________
______________________________________________________________________

___________________________________  Approved    Disapproved
Employee Signature

______________________________
Division Head Signature and Date

______________________________
Ethics Office Signature and Date

             Exhibit D

SHORT-TERM PROFIT RECOVERY

INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY

 Section VI. C. of the Code of Ethics provides for the surrender of any profit realized by an Investment Professional or Senior Executive on transactions in the same or equivalent security within 60 days. This applies to the purchase and sale (or sale and purchase) of a security within a 60-day period in any beneficially owned account.

 The following are various questions and answers to help you understand this provision. If you have any further questions regarding this provision, you should contact the Ethics Office, at 8-563-5566, internally, or (617)563-5566, externally.

Q. How is the 60-day period measured?

A. A purchase or sale is ordinarily deemed to occur on trade date. If a purchase is considered to be made on day 0, day 61 is the first day a sale of those securities may be made without regard to the profit recovery rule.

Q. How are profits measured when there is a series of purchases and sales within a 60 calendar day period?

A. A series of purchases and sales will be measured on a first-in, first-out basis until all purchase and sale transactions within a 60-day period are matched. The sum of the profits realized on these paired purchases and sales will be subject to surrender. No reduction will be made for losses.

Q. Is a short sale of a security considered a sale?

A. Yes, a short sale is considered a sale for all purposes (reporting, pre-clearance and the 60-day profit recovery rule). It is important to keep in mind that when profits are computed under the 60-day rule, the order of the transactions is not relevant in calculating profit; for example, a sale (or short sale) can be matched against a subsequent purchase. Please note that naked short sales are prohibited under the Code of Ethics.

DERIVATIVE TRANSACTIONS

 For the purposes of reporting, pre-clearance and the 60-day profit recovery rule, a transaction in any put or call option (except an option on an exempt security or index) or any future on a security (except a future on an exempt security or index), will be treated as a derivative transaction. For the purposes of this Code, derivative transactions will be divided into two categories: "call equivalent positions" and "put equivalent positions." A "call equivalent position" is treated as a purchase of the underlying security. Conversely, a "put equivalent position" is treated as a sale of the underlying security. Please note that writing or acquiring naked options are prohibited under the Code of Ethics.

Q. Does this mean that if I purchase a security and later hedge it with a put, the two transactions will be matched if they occur within 60 days of each other?

A. Yes, the purchase of the put on the security would be considered a sale and matched with the prior purchase.

Q. If a call option is exercised, does that constitute a purchase?

A. No. Generally, it is the acquisition of the call that constitutes the purchase transaction for the purpose of the 60-day profit recovery rule. Exercise of the call will not result in a recoverable profit; the purchase will be treated as having occurred as of the date the call option was acquired. For example, the sale of any shares received due to exercise of an option will be analyzed for profit recovery purposes if there are purchase transactions in such securities within the most recent 60 calendar day period, including the purchase of the call option for such shares.

Q. If a put option is exercised, does that constitute a sale?

A. No. Generally, it is the acquisition of the put that constitutes the sale transaction. Exercising the put will not result in a recoverable profit; the sale will be treated as having occurred on the date that the put option was acquired.

Q. Am I effectively foreclosed from acquiring an option with a term of 60 days or less?

A. Not necessarily. For example, exercising a call option and receiving the underlying securities will not constitute a sale. Of course, a sale of the securities received or of the option itself will constitute a sale which would be matched against any purchase within 60 days.

             Exhibit E

PERSONAL BROKERAGE ACCOUNT DISCLOSURE
ALL NEW EMPLOYEES MUST COMPLETE WITHIN 7 DAYS OF HIRE

_____________________________________ ________________________________
Social Security Number)               Name (Please Print

_____________________________________
Your Manager's Name

(solid bullet) SEND THE COMPLETED FORM TO THE ETHICS OFFICE, N8A
WITHIN 7 DAYS OF YOUR DATE OF HIRE.

(solid bullet) DISCLOSE IN THE SPACE PROVIDED BELOW ALL PERSONAL
BROKERAGE ACCOUNTS AND BROKERAGE ACCOUNTS IN WHICH YOU HAVE BENEFICIAL
OWNERSHIP.

INCLUDE ANY BROKERAGE ACCOUNTS CURRENTLY MAINTAINED WITH FIDELITY
BROKERAGE SERVICES, INC. (FBSI) AS WELL AS ANY EXTERNALLY HELD
BROKERAGE ACCOUNTS.

(solid bullet) COMPLETION OF THIS FORM WILL NOT INITIATE A TRANSFER OF ACCOUNT. PLEASE SEE BELOW FOR INSTRUCTIONS.

I hereby acknowledge that Fidelity requires that I maintain my personal brokerage accounts and any brokerage accounts beneficially owned by me at Fidelity Brokerage Services, Inc. ("FBSI").

I maintain the following personal and beneficially owned brokerage account(s) at this time (including FBSI accounts):

(Attach additional sheets if necessary.)

ACCOUNT #  NAME(S) ON ACCOUNT  NAME OF BROKERAGE FIRM
_________  __________________  ______________________
_________  __________________  ______________________
_________  __________________  ______________________
_________  __________________  ______________________
_________  __________________  ______________________

ATTACH A COPY OF THE MONTHLY STATEMENT FOR ANY EXTERNAL BROKERAGE
ACCOUNT. IF YOUR ACCOUNTS ARE MAINTAINED BY FBSI, YOU DO NOT NEED TO ATTACH MONTHLY STATEMENTS.

______ PLACE AN "X" HERE IF YOU DO NOT MAINTAIN ANY BROKERAGE
ACCOUNTS.

I understand the requirement to transfer accounts to FBSI or to request a waiver<F2> in order to continue to maintain an account with a firm other than FBSI. I certify that I will comply with this policy.
____________________________________   _______________________
Signature                                Date

To request an EMPLOYEE TRANSFER KIT to transfer brokerage accounts to FBSI, call the Employee Trading Gate at 1-800-343-2428.

2 For information about requesting a waiver, contact the Ethics Office at 8-563-5566, or via email, "Code of Ethics" mailbox.

1 Beneficial ownership may exist when you have a direct or indirect ability to (1) benefit economically or (2) exercise investment control. See the Appendix to the Code of Ethics for more specific details.

             Exhibit F

PERSONAL HOLDINGS DISCLOSURE

REQUIRED FROM ALL ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR
EXECUTIVES
Social Security Number: _______________ Employee Name: ____________ Badge Number: ______________________ Manager's Name: ___________
Internal Phone:   ______________________ Mailzone:  _________________

I certify to the best of my knowledge that the information on this disclosure includes all information required to be reported pursuant to Section V of the Code of Ethics. Furthermore, I certify that I have provided copies of the most recent statements for all personal and beneficially owned brokerage accounts.

Employee Signature:  _____________________ Date:  ___________________

FORMS WILL NOT BE ACCEPTED WITHOUT ALL REQUIRED INFORMATION.

Submission of this form is required of all Access Persons under Rule 17j-1 of the Investment Company Act of 1940. Failure to return this required disclosure within 7 days after your hire date or the date on which you became an "Access Person" will be considered a violation of this Code of Ethics and could result in sanctions as outlined in
Section IX of the Code of Ethics.

Section A.  Private Placement Disclosure (Check one.)
1.  I have no private placement investment at this time.

2. I am listing below all private placements I am currently involved in:

Date of Investment  $ Amount  Company Name  Is Company Publicly Traded?
__________________  ________  ____________  ___________________________
__________________  ________  ____________  ___________________________
__________________  ________  ____________  ___________________________
__________________  ________  ____________  ___________________________

Section B.  Reportable Securities (Check one.)

1. I do not have any personal or beneficially owned holdings in reportable securities. (You may skip Section C. Make sure this form is signed and dated above, then return it to the Ethics Office, N8A.)

2. I have personal or beneficially owned reportable securities to disclose. (You must complete Section C.)

Section C.  Disclosure of Reportable Securities

1. I have attached the most recent statement for each account in which I hold reportable securities.

These include, but are not limited to, securities accounts with:

(solid bullet) Fidelity        (solid bullet) Other
Brokerage Services, Inc        Broker-Dealers

(solid bullet) Dividend        (solid bullet) Bank Accounts
Re-Investment Programs

(solid bullet) Employee Stock
Purchase Plans

If you have had any reportable securities transactions since the statement date, you must also include a copy of each trade confirmation. Statements need to be current (within 30 days of the date this report is completed). If you do not have a current statement, you will need to list the individual holdings in the table below.

2. For the accounts in which I hold reportable securities and have not attached a statement or for securities that are not held in an account (i.e., stock certificates) I am listing my current holdings below.

PERSONAL HOLDINGS DISCLOSURE

TO BE COMPLETED BY ALL ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES

SECURITY NAME  TICKER  # OF SHARES  $ VALUE
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______
_____________  ______  ___________  _______

Attach additional sheets if necessary.

             Exhibit G

APPROVED BROKER FOR THE REGION

Employees of any U.S.-based    FIDELITY BROKERAGE SERVICES,
Fidelity Company               INC.  (FBSI)



Employees of any Canada-based  TD WATERHOUSE (DISCOUNT)
Fidelity Company               TD EVERGREEN (FULL SERVICE)



FIL Employees                  UK and Europe - NATWEST
                               STOCKBROKERS, LTD., REDMAYNE
                               BENTLEY STOCKBROKERS, BANQUE
                               DE LUXEMBOURG, FIDELITY
                               BROKERAGE SERVICES, INC.
                               Japan - NOMURA SECURITIES,
                               FIDELITY BROKERAGE SERVICES,
                               INC.
                               Southeast Asia/Pacific - WI
                               CARR, FIDELITY BROKERAGE
                               SERVICES, INC.
                               Bermuda - FIRST BERMUDA
                               LIMITED, FIDELITY BROKERAGE
                               SERVICES, INC.



FISC Ireland Employees         FEXCO


             Exhibit H

PRE-CLEARANCE GUIDELINES

ACCESS PERSONS, INVESTMENT PROFESSIONALS AND SENIOR EXECUTIVES ONLY
1. Receive the appropriate approval**<F1>

A. All employees of any U.S. or Canada-based Fidelity Company regardless of location and FIL employees located in the U.S. need to pre-clear using Online Pre-Clearance:

(right arrow) HTTP://W3IIS.FMRCO.COM/PRECLEAR

(right arrow) HOURS:  10:15AM - 4PM, EST

(right arrow) ALTERNATIVELY, CALL THE PRE-CLEARANCE DESK:

(solid diamond) EQUITY/FIXED INCOME:  617-563-6109

(solid diamond) HIGH YIELD :  617-563-7882

B. FIL employees based in FIL regional offices should contact the Pre-Clearance Desk in the nearest FIL office:

(right arrow) HOURS:  10:00AM - 4PM, LOCAL TIME

(solid diamond) UK AND EUROPE: 44-1737-837041, 8-723-7041 INTERNAL

(solid diamond) TOKYO:  (813) 5470-4871

(solid diamond) HONG KONG:  (852) 2848-1752

2. Keep a record of your pre-clearance confirmation number.

3. If the transaction is approved, contact the approved broker to place your order.

4. Keep in mind that pre-clearance is good for the day of execution only.

* Pre-clearance is not required for non-reportable securities, currency warrants, rights subscriptions, gifting of securities, automatic dividend reinvestments and options on the following market indexes: S&P 100, S&P Mid Cap 400, S&P 500, Morgan Stanley Consumer, FTSE 100, and Nikkei 225.

             Exhibit I

REQUEST FOR APPROVAL OF TRADING AUTHORIZATION

CORPORATE COMPLIANCE

This requirement refers to a Fidelity employee's family member granting trading power to the employee. Authorization is not permitted prior to specific approval by Corporate Compliance. You will be notified by Compliance if your request is approved. Please note that Compliance will not consider the request until all forms are received and are in proper order. Call Corporate Compliance if you require assistance completing the form or have any questions.

EMPLOYEE INSTRUCTIONS

1. Complete this form and give it to your manager for review and signature.

2. If your manager approves the request, she/he will forward the request to Corporate Compliance for further review.

3. A copy of the request form will be returned to you and your manager, whether approved or denied.

4. If the request is denied, an explanation will be provided.

MANAGER INSTRUCTIONS

1. Review the form for completeness. If any information is missing, return to the employee to obtain the necessary information.

2. Determined if the activity is limited to immediate family members or relatives, e.g., spouse, children or other relative who is legally incompetentor mentally incapacitated.

3. Ensure that the authorization is limited to trading in the cash account in which margin and options transactions will not be effected.

4. If you sign the request, you understand that a supervisor will:

(solid bullet) Approve and document the approval for each discretionary order on the day it is entered.

(solid bullet) Ensure the order meets the customer's investment objective as noted on the account, and

(solid bullet) Ensure that the employee does not effect transactions which are excessive in size or frequency in view of the financial resources and character of the customer.

5. If you feel that proper supervision will not be performed, do not approve the request. Return it to the employee explaining why the request is being denied.

6. If the form is complete and you determine that the request is valid, sign and return it to Corporate Compliance for approval.

REQUEST FOR APPROVAL OF TRADING AUTHORIZATION

Please Print

EMPLOYEE NAME:     ______________ INTERNAL PHONE #: _____________

SOCIAL SECURITY #: ______________ EXTERNAL PHONE #: _____________

FIDELITY COMPANY:  ______________ MAIL ZONE:        _____________

ACCOUNT NUMBER FOR WHICH AUTHORIZATION IS REQUESTED:
______________________________________________________________________

NAME OF INDIVIDUAL(S) ON THE ACCOUNT:_________________________________

RELATIONSHIP:
______________________________________________________________________

REASON OR BASIS FOR REQUEST, E.G., LEGALLY INCOMPETENT OR MENTAL
HANDICAP, ETC.  PLEASE ATTACH SUPPORTING DOCUMENTATION OR PROOF.
PROOF MAY BE REQUESTED. ATTACH ANY ADDITIONAL INFORMATION.

_________________________________________________________________

IF THIS REQUEST IS APPROVED, I UNDERSTAND I MUST DO THE FOLLOWING:

(solid bullet) PLACE ALL TRADES THROUGH THE EMPLOYEE TRADING GATE.

(solid bullet) INFORM THE TRADING GATE THAT THE ORDER IS BEING ENTERED PURSUANT TO LIMITED TRADING AUTHORIZATION

(solid bullet) EFFECT TRANSACTIONS IN THE CASH ACCOUNT ONLY AND NOT PLACE OPTION ORDERS OR TRADE ON MARGIN.

(solid bullet) ENTER TRANSACTIONS WHICH ARE SUITABLE AND NOT EXCESSIVE IN SIZE, FREQUENCY OR NATURE RELATIVE TO THE CUSTOMER'S OBJECTIVES AND MEANS.

EMPLOYEE SIGNATURE:___________________________  DATE ________________

MANAGER APPROVAL

BY APPROVING THIS REQUEST, I UNDERSTAND THAT A SUPERVISOR WILL:

(solid bullet) APPROVE AND DOCUMENT THE APPROVAL FOR EACH
DISCRETIONARY ORDER ON THE DAY IT IS ENTERED.

(solid bullet) ENSURE THE ORDER MEETS THE CUSTOMER'S INVESTMENT
OBJECTIVE.

(solid bullet) ENSURE THAT THE EMPLOYEE DOES NOT ENTER INTO
TRANSACTIONS THAT ARE EXCESSIVE IN SIZE OR FREQUENCY IN VIEW OF THE FINANCIAL RESOURCES AND CHARACTER OF THE CUSTOMER.

MANAGER NAME:
____________   ____________   _________     _____________
PLEASE PRINT   SIGNATURE      MAIL ZONE     DATE

MANAGER PHONE:
_________________                                 _________________
INTERNAL                                          EXTERNAL

________________________________                 ______________
COMPLIANCE APPROVAL                              DATE

             Exhibit J

REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION
CORPORATE COMPLIANCE

This requirement refers to transactions outside the regular course, or scope, of employment with Fidelity Investments, including but not limited to new offerings of securities not registered with the SEC, limited partnerships, private placements and transactions in privately held securities, with or without compensation. It does not apply to transactions involving immediate family members, nor does it apply to personal transactions in investment company and variable annuity securities, FMR shares and subordinated debentures, or to transactions in brokerage accounts that you have previously disclosed to Corporate Compliance.

EMPLOYEE INSTRUCTIONS

1. Complete this form and give it to your manager for review and signature.

2. If your manager approves the request, she/he will forward the request to Corporate Compliance for further review.

3. A copy of the requested form will be returned to you and your manager, whether approved or denied.

4.  If the request is denied, an explanation will be provided.

MANAGER INSTRUCTIONS

1. Review the form for completeness. If any information is missing, return to the employee to obtain the necessary information.

2. As the employee's manager you are in the best position to know how this proposed transaction could affect the employee's obligation to Fidelity and its customers. If you believe this transaction could adversely affect that relationship, do not sign the form. Return it to the employee.

3. If the form is complete, sign and date the request and send it to Corporate Compliance for approval.

REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION

Please Print

EMPLOYEE NAME:    _________________         INTERNAL PHONE #:_______

SOCIAL SECURITY #:    ________________       EXTERNAL PHONE #: ______

FIDELITY COMPANY:    ________________       MAIL ZONE:  ______________

Please describe in detail (please list buyer/seller) the nature of the proposed private securities transaction and your involvement in the events: (attach any supporting documents describing the transaction)
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

WILL YOU BE COMPENSATED?  YES______      NO______

IF YES, PROVIDE DETAILS (INCLUDE SPECIFIC AMOUNT):
______________________________________________________________________

ANY POSSIBLE CONFLICT OF INTEREST WITH FIDELITY AND ITS RELATED
BUSINESSES?  YES______     NO______

IF YES, PLEASE DESCRIBE:
______________________________________________________________________
______________________________________________________________________

COULD THIS PRIVATE SECURITIES TRANSACTION INVOLVE ANY CUSTOMERS OR VENDORS OF FIDELITY INVESTMENTS?

YES______    NO_____

IF YES, PLEASE DESCRIBE:
______________________________________________________________________
______________________________________________________________________

EMPLOYEE SIGNATURE:_____________________          ________________
                                                        DATE

MANAGER  APPROVAL:
_________________   __________   __________  ____________
PLEASE PRINT NAME   SIGNATURE    MAILZONE    DATE:


FOR COMPLIANCE USE ONLY
 ______________________                     _________________________
COMPLIANCE APPROVAL                                     DATE